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                                                                     EXHIBIT 5.1

                             [K&E  NEW YORK LETTERHEAD]


                                    March 11, 1997


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah  84111

         Re:  First Security Auto Grantor Trust (No. 333-18089)

         We have acted as special counsel to First Security Bank, N.A., a national banking association (the "BANK"), in connection with certain matters relating to the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of certain Asset Backed Certificates, Class A and certain Asset Backed Certificates, Class B (collectively, the "CERTIFICATES") to be issued by First Security Auto Grantor Trust 1997-A (the "TRUST") as described in the above-mentioned Registration Statement on Form S-1 (together with the exhibits and amendments or supplements thereto, the "REGISTRATION STATEMENT").

         In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper on (i) the form of the Pooling and Servicing Agreement to be executed by the Bank and Bankers Trust Company, a New York banking corporation, as trustee and as collateral agent (in such capacities, the "TRUSTEE") (the "POOLING AND SERVICING AGREEMENT") and (ii) the form of the Underwriting Agreement to be executed by the Bank and J.P. Morgan Securities Inc., as Representative of the several underwriters (the "UNDERWRITERS") listed on Schedule I thereto (the "UNDERWRITING AGREEMENT").

         Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions identified below have been taken, the Certificates will have been validly issued and will be fully paid and non-assessable.

         The term "Requisite Preliminary Actions" means: (i) the approval by the Bank's Board of Directors of resolutions authorizing the Bank to execute and deliver the Pooling and Servicing Agreement and the Underwriting Agreement, to take the actions necessary to obtain issuance of the Certificates under the Pooling and Servicing Agreement and to sell the Certificates in accordance with the terms of the Underwriting Agreement and to take the other actions

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First Security Bank, N.A.
March 11, 1997
Page 2

contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement; (ii) the issuance by any committee, group or executive of such authorization as may be required by the resolutions contemplated in clause (i) as requisite to any of the actions cited in clause (i); (iii) the execution and delivery of the Pooling and Servicing Agreement by the Bank and the Trustee;
(iv) the effective assignment and delivery of a pool of retail motor vehicle installment sale contracts and installment loans in accordance with the Pooling and Servicing Agreement and the execution, authentication and delivery of the Certificates by the Trustee to the Bank in accordance with the terms of the Pooling and Servicing Agreement; and (v) the sale of the Certificates by the Bank in accordance with the terms of the Underwriting Agreement and the payment to the Bank of the consideration for the Certificates prescribed by the Underwriting Agreement.

         For purposes of this letter, once the Underwriters have paid for the Certificates pursuant to the Underwriting Agreement, the Certificates will be considered "fully paid and nonassessable."

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

         We consent to the filing of both this letter and the letter filed as
Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       Very truly yours,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS